Exhibit 10.46

CONVERTIBLE PROMISSORY NOTE AND WARRANT PURCHASE AGREEMENT

This Convertible Promissory Note and Warrant Purchase Agreement dated as of April 19, 2007, is by and among Allozyne, Inc., a Delaware corporation (the “Company”), the persons and entities listed on Schedule I, hereto (each a “Purchaser” and collectively, the “Purchasers”), and ISB Accelerator Corporation, a Delaware corporation (“Accelerator”). The Company, each of the Purchasers and Accelerator hereby agree as follows:

ARTICLE I

PURCHASE, SALE AND TERMS OF NOTES, WARRANTS AND SHARES

1.01. The Notes. The Company has authorized the issuance and sale, in accordance with the terms hereof, to the Purchasers of up to $3 million in aggregate principal amount of the Company’s 6% Convertible Promissory Notes. The 6% Convertible Promissory Notes shall be substantially in the form set forth in Exhibit A attached hereto and are herein referred to individually as a “Note” and collectively as the “Notes”, which terms shall also include any notes delivered in exchange or replacement therefor.

1.02. Conversion of the Notes. All of the principal and interest due on the outstanding Notes will automatically convert into equity securities as follows:

(a) The Company contemplates that, on or before December 31, 2007 (the “Qualifying Financing Date”), it may issue and sell to some or all of the Purchasers and/or certain third parties in a Qualifying Financing (as defined below) shares of a newly-designated series or class of the Company’s preferred stock (the “Qualifying Financing Securities”). Upon the consummation of the Qualifying Financing, all of the principal of and interest due on any Note shall be automatically converted, on the terms and conditions generally applicable to the Qualifying Financing, into shares of Qualifying Financing Securities at a conversion price per share (the “Qualifying Financing Price”) equal to the per share purchase price of the Qualifying Financing Securities; provided, however, that such Qualifying Financing occurs on or prior to the Qualifying Financing Date. A “Qualifying Financing” shall mean any equity financing (i) that results in at least $6 million in gross proceeds (excluding the amount of any indebtedness of the Company evidenced by the Notes) to the Company and (ii) in which the purchase of any of the Qualifying Financing Securities is not contingent, in whole or in part, upon the Company granting intellectual property rights to such an investor or entering into an intellectual property arrangement, such as a co-development or distribution agreement, with such an investor.

(b) At any time prior to the Qualifying Financing Date but not after September 30, 2007, all of the outstanding principal amount and any accrued interest of the outstanding Notes shall be converted at the election of the holders of at least a majority in interest of the principal of the Notes then outstanding into shares of the Company’s Series A Preferred Stock, par value $0.001 per share (the “Existing Preferred

Stock”), at a conversion price equal to $1.00 per share (subject to appropriate adjustment for stock splits, stock dividends, reclassifications, recapitalizations and other similar events affecting the Existing Preferred Stock), as provided for in such election and subject to the approval by the Company’s Board of Directors and the requisite stockholder approval as to the creation of such additional shares. Upon such election, all Notes issued pursuant to this Agreement shall be so converted without any further action on the part of the holder; or

(c) If a Qualifying Financing has not occurred on or before the Qualifying Financing Date and any Notes remain outstanding on such date, on January 1, 2008, all of the principal of and interest due on any Note shall be automatically converted into the Existing Preferred Stock at a conversion price equal to $1.00 per share (subject to appropriate adjustment for stock splits, stock dividends, reclassifications, recapitalizations and other similar events affecting the Existing Preferred Stock).

No fractional share or interest of the Qualifying Financing Security or share of Existing Preferred Stock, as the case may be, or scrip representing fractional shares or interests, shall be issued upon conversion of any Note. Instead of any fractional shares or interest of a share of an equity security that would otherwise be issuable upon conversion of such Notes, the Company shall pay to the holder of such Note a cash adjustment in respect of such fraction in an amount equal to the same fraction of the purchase price of such Qualifying Financing Security or share of Existing Preferred Stock, as the case may be.

1.03. The Warrants.

(a) The Company has authorized the issuance to the Purchasers of Preferred Stock Purchase Warrants exercisable for shares (the “Warrant Shares”) of either the Qualifying Financing Security or Existing Preferred Stock as set forth in the Warrants. The Warrants shall be issued at the time of the issuance of the Notes and shall be substantially in the form set forth as Exhibit B hereto. The Preferred Stock Purchase Warrants shall be substantially in the form set forth in Exhibit B attached hereto and are herein referred to individually as a “Warrant” and collectively as the “Warrants”, which terms shall also include any notes delivered in exchange or replacement therefor.

(b) In consideration of Accelerator executing and delivering at the Closing an Amended and Restated Master Work Agreement substantially in the form attached hereto as Exhibit C, the Company has authorized the issuance and sale to Accelerator, a warrant, substantially in the form of the warrants previously issued to Accelerator (the “Accelerator Warrant”), to purchase up to an aggregate of 225,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Accelerator Warrant shall have an exercise price per share equal to $0.10 per share of Common Stock and shall be issued at the time of the issuance of the Notes and the Warrants.

1.04. The Closing. Subject to and in reliance upon the representation, warranties, terms and conditions contained herein, the Company agrees to issue (i) and sell to the Purchasers, and the Purchasers, severally and not jointly, agree to purchase the principal amounts of the Notes set forth opposite each Purchaser’s name under the heading “Principal Amount of Notes” on the Schedule of Purchasers set forth in Schedule I, hereto and a

Warrant for that number of Warrant Shares as determined according to Schedule 2 of the Warrants and (ii) the Accelerator Warrant to purchase up to an aggregate of 225,000 shares of Common Stock to Accelerator. Such purchase and sale shall take place on April 19, 2007 (the “Closing”) at the offices of Goodwin Procter LLP, 53 State Street, Boston, Massachusetts, 02109 or such other date, time or place as may be mutually agreed upon. The aggregate purchase price to be paid at the Closing by each Purchaser, severally and not jointly, for each Purchaser’s respective Note as set forth on Schedule I shall be the dollar amount set forth on Schedule I under the heading “Principal Amount of Notes”, and the Company will issue and deliver such Notes against payment of the purchase price of the Notes set forth opposite each Purchaser’s name set forth in Schedule I and a Warrant for that number of Warrant Shares as determined according to Schedule 2 of the Warrants hereto by wire transfer, bank check, certified check or any combination of such methods and payments.

1.05. Use of Proceeds. The Company shall use the proceeds from the sale of the Notes for working capital and general corporate purposes.

ARTICLE II

CONDITIONS TO PURCHASERS’ OBLIGATIONS

The respective and several obligations of each Purchaser to purchase and pay for the Notes and Warrants to be purchased by it at a Closing are subject to the following conditions:

2.01. Representations and Warranties. Each of the representations and warranties of the Company set forth in Article III hereof shall be true on the date of the Closing.

2.02. Compliance Certificate. The Purchasers shall have received a certificate from the President and Chief Executive Officer of the Company stating that the representations and warranties of the Company contained in Article III hereof are true and correct as of the date of the Closing and that all conditions required to be performed by the Company prior to or at the Closing have been performed.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants as follows, each of which representation and warranty is true and correct as of the date hereof and will be true and correct as of the Closing.

3.01. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

3.02. Authorization. All corporate action on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance, sale and delivery of the Notes, the Warrants and the Accelerator Warrant hereunder has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms.

3.03. Valid Issuance. As of the Closing, the Notes, the Warrants and the Accelerator Warrant sold hereunder will be duly and validly issued, fully paid and nonassessable, free of any liens, options, encumbrances, proxies, adverse claims or restrictions imposed by the Company. The Qualifying Financing Securities or the shares of Existing Preferred Stock, as the case may be, to be issued upon conversion of the Notes, the Warrant Shares issued upon exercise of the Warrants and the shares of Common Stock issued upon exercise of the Accelerator Warrant, upon issuance in accordance with the Notes, the Warrants and the Accelerator Warrant, as applicable, will be validly issued, fully paid and nonassessable, free of any liens, options, encumbrances, proxies, adverse claims or restrictions imposed by the Company.

3.04. Governmental Consents. No permit, consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby, except for filings pursuant to Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and pursuant to applicable state securities laws.

3.05. Financial Statements. The Company has furnished to the Purchasers the unaudited balance sheets of the Company as of December 31, 2006 and the unaudited balance sheet as of December 31, 2005 (the “Balance Sheets”). The Balance Sheets (a) are consistent with the books and records of the Company, (b) present fairly the financial condition of the Company as of the date and for the periods indicated, and (c) have been prepared in accordance with U.S. generally accepted accounting principles (excepting footnotes and subject to normal year-end adjustments).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASERS

Each Purchaser severally represents and warrants to the Company that:

(a) he, she or it has full power and authority to enter into and perform this Agreement in accordance with its terms, and, if it is not a natural person, it was not organized for the specific purpose of acquiring the Notes, the Warrants or the Accelerator Warrant;

(b) he, she or it has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof;

(c) he, she or it has made an investigation of the Company and its business as it deemed necessary and has had an opportunity to discuss and review the Company’s business, management and financial affairs with the Company’s management as it deemed necessary;

(d) the Notes (including the Qualifying Financing Securities or the shares of Existing Preferred Stock, as the case may be, to be issued upon conversion of the Notes), the Warrants (including the Warrant Shares issued upon exercise of the Warrants) and the Accelerator Warrant (including the shares of Common Stock issued upon exercise of the Accelerator Warrant), as applicable, being purchased by such Purchaser are being acquired for the Purchaser’s own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof;

(e) he, she or it understands that (i) the Notes (including the Qualifying Financing Securities or the shares of Existing Preferred Stock, as the case may be, to be issued upon conversion of the Notes), the Warrants (including the Warrant Shares issued upon exercise of the Warrants) and the Accelerator Warrant (including the shares of Common Stock issued upon exercise of the Accelerator Warrant) have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Schedule 4(2) thereof or Rule 504, 505 or 506 promulgated under the Securities Act, (ii) the Notes (including the Qualifying Financing Securities or the shares of Existing Preferred Stock, as the case may be, to be issued upon conversion of the Notes), the Warrants (including the Warrant Shares issued upon exercise of the Warrants) and the Accelerator Warrant (including the shares of Common Stock issued upon exercise of the Accelerator Warrant) must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Notes (including the Qualifying Financing Securities or the shares of Existing Preferred Stock, as the case may be, to be issued upon conversion of the Notes), the Warrants (including the Warrant Shares issued upon exercise of the Warrants) and the Accelerator Warrant (including the shares of Common Stock issued upon exercise of the Accelerator Warrant) will bear a legend to such effect and (iv) the Company will make a notation on its transfer books to such effect;

(f) this Agreement has been duly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligation of such Purchaser, enforceable in accordance with the terms of the Agreement; and

(g) he, she or it is an Accredited Investor as that term is defined in Rule 501(a) promulgated under the Securities Act.

ARTICLE V

MISCELLANEOUS

5.01. Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated.

5.02. Survival of Agreements. All covenants, agreements, representations and warranties made in this Agreement or any certificate or instrument delivered to the Purchasers pursuant to or in connection with this Agreement shall survive the execution and delivery of all of this Agreement, the issuance, sale and delivery of the Notes, the issuance and delivery of the Qualifying Financing Securities or the shares of Existing Preferred Stock, as the case may be, upon conversion of the Notes, the Warrants and the Warrant Shares issued upon exercise of the Warrants, the Accelerator Warrant and the shares of Common Stock issued upon exercise of the Accelerator Warrant and all statements contained in any certificate or other instrument delivered by the Company hereunder or thereunder or in connection herewith or therewith shall be deemed to constitute representations and warranties made by the Company.

5.03. Brokerage. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understanding made or claimed to have been made by such party with any third party.

5.04. Parties in Interest. All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting the Purchaser shall inure to the benefit of any and all subsequent holders from time to time of the Notes, the Qualifying Financing Securities or the shares of Existing Preferred Stock, as the case may be, that are issued upon the conversion of the Notes, the Warrants and the Warrant Shares issued upon exercise of the Warrants and the Accelerator Warrant and the shares of Common Stock issued upon exercise of the Accelerator Warrant.

5.05. Notices. Any notice required or permitted under this Agreement shall be in writing (including facsimile communication) and shall be deemed to have been given on the date of delivery, if personally delivered to the party to whom notice is to be given, or on the fifth business day after mailing, if mailed to the party to whom notice is to be given, by certified mail, return receipt requested, postage prepaid or when delivered via confirmed facsimile, and addressed as follows:

(a) if to the Company, at 1616 Eastlake Avenue East, Seattle, Washington 98102, fax number (206) 957-7399, Attention: Lindsay Rayle; with a copy to James R. Kasinger, Esq., Goodwin Procter LLP, 53 State Street, Boston, Massachusetts 02109, fax number (617) 523-1231; and

(b) if to any Purchaser, at the address of such Purchaser set forth in Schedule I.

or, in any such case, at such other address or addresses as shall have been furnished by such party to the others in accordance with this Schedule 5.05.

5.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington applicable to contracts made told to be performed in such jurisdiction, without regard to choice of law principles.

5.07. Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. All Schedules and Exhibits hereto are hereby incorporated herein by reference.

5.08. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.09. Amendments. Any term or provision of this Agreement, the Notes and the Warrants may be amended and the observance of any term of this Agreement may be waived with respect to all Purchasers with the written consent of the Company and the holders of at least a majority of the outstanding aggregate principal amount of the Notes. Any term or provision of the Accelerator Warrant may be amended with the written consent of the Company and Accelerator.

5.10. Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

5.11. Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

[Remainder of Page Intentionally Left Blank.]

Schedule 1

Schedule of Purchasers

Name and Address, Fax and Email of Purchaser		Principal Amount of Notes ($)
ARCH Venture Fund V, L.P. 8725 W. Higgins Road Suite 290 Chicago, IL 60631		$503,622
Fax:	(773) 380-6606
Attn:	Mark McDonnell
Robert T. Nelsen
Email:	mmcdonnell@archventure.com rtn@archventure.com

ARCH V Entrepreneurs Fund, L.P. 8725 W. Higgins Road Suite 290 Chicago, IL 60631		$3,393
Fax:	(773) 380-6606
Attn:	Mark McDonnell
Robert T. Nelsen
Email:	mmcdonnell@archventure.com rtn@archventure.com

Alexandria Accelerator LLC 385 East Colorado Boulevard Suite 299 Pasadena, CA 91101		$151,710
Fax:	(626) 578-0770
Attn:	Joel Marcus
Email:	jmarcus@labspace.com

Amgen Ventures LLC 4445 Eastgate Mall Suite 230 San Diego, California 92121		$664,937

Attention:	Joseph “Jay” Hagan
Managing Director
Email: ihagan@amgen.com
Facsimile: (858) 626-2709

Name and Address, Fax and Email of Purchaser		Principal Amount of Notes ($)
MPM BioVentures III, L.P. The John Hancock Tower 200 Clarendon Street, 54th Floor Boston, MA 02116		$56,608
Fax:	(617) 425-9201
Attn:	Anne-Mari Paster
Lauren Fiore Michael Steinmetz
Email:	ampaster@mpmcapital.com) lfiore@mpmcapital.com msteinmetz@mpmcapital.com

MPM BioVentures III-QP, L.P. The John Hancock Tower 200 Clarendon Street, 54th Floor Boston, MA 02116		$841,914
Fax:	(617) 425-9201
Attn:	Anne-Mari Paster
Lauren Fiore
Michael Steinmetz
Email:	ampaster@mpmcapital.com) lfiore@mpmcapital.com msteinmetz@mpmcapital.com

MPM BioVentures III GmbH & Co. Beteiligungs KG The John Hancock Tower 200 Clarendon Street, 54th Floor Boston, MA 02116		$71,152
Fax:	(617) 425-9201
Attn:	Anne-Mari Paster
Lauren Fiore
Michael Steinmetz
Email:	ampaster@mpmcapital.com) lfiore@mpmcapital.com msteinmetz@mpmcapital.com

2

Name and Address, Fax and Email of Purchaser		Principal Amount of Notes ($)
MPM BioVentures III Parallel Fund, L.P. The John Hancock Tower 200 Clarendon Street, 54th Floor Boston, MA 02116		$25,426
Fax:	(617) 425-9201
Attn:	Anne-Mari Paster
Lauren Fiore
Michael Steinmetz
Email:	ampaster@mpmcapital.com) Ifiore@mpmcapital.com msteinmetz@mpmcapital.com

MPM Asset Management Investors 2003 BVIII LLC The John Hancock Tower 200 Clarendon Street, 54th Floor Boston, MA 02116		$16,301
Fax:	(617) 425-9201
Attn:	Anne-Mari Paster Lauren Fiore Michael Steinmetz
Email:	ampaster@mpmcapitalcom) lfiore@mpmcapital.com msteinmetz@mpmcapital.com

OVP Venture Partners VI, L.P. c/o OVP Venture Partners 1010 Market Street Kirkland, WA 98033		$651,638
Attn:	Bill Funcannon
Fax:	(425) 889-0152
Email:	funcannon@ovp.com waite@ovp.com

OVP VI Entrepreneurs Fund, L.P. c/o OVP Venture Partners 1010 Market Street Kirkland, WA 98033		$13,299
Attn:	Bill Funcannon
Fax:	(425) 889-0152
Email:	funcannon@ovp.com waite@ovp.com

Total:		$3,000,000

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